Exhibit 99.2

CNL Lifestyle Properties Plan of Liquidation & Distribution, Purchase & Sale Agreement and Special Distribution,

Nov. 2, 2016

1.	What happens now that the sale agreement has been signed?

Both the sale of the remaining assets in our portfolio and the liquidation and dissolution of CNL Lifestyle Properties need stockholder approval. This requires us to file a joint registration statement/proxy statement with the SEC and respond to their comments. We are working to prepare a preliminary proxy statement for the proposed transactions. A final proxy statement will be mailed to you once it has been approved by the SEC. It will also be available on our website. Please take time to vote.

2.	What is the required vote?

A majority of the outstanding shares of common stock of CNL Lifestyle Properties must approve both the proposed sale and the liquidation and dissolution in order for the transactions to take place.

3.	Why suspend quarterly distributions?

This is very common within the industry once liquidation and dissolution are being considered. We have suspended fourth quarter distributions because our board of directors believes it is in the best interest of our stockholders to protect the company’s financial position in preparation for the dissolution of the company.

4.	What will happen to my CNL Lifestyle Properties shares after the sale is complete?

Once the sale is complete, you will receive an interim distribution comprised of unrestricted, freely tradeable EPR stock and cash. Once the company settles all post-closing obligations, any remaining cash will be paid to you as a final distribution. Upon final dissolution of the company, your shares of CNL Lifestyle Properties common stock will be canceled.

5.	How long will all this take? When will I receive my liquidating distributions?

Due to the uncertainties of the SEC’s review process with respect to the proxy statement and the process to close this complex transaction, the exact timing of the special stockholder meeting is not yet known. Completion of the sale, payment of the interim and final liquidating distributions, and dissolution of the CNL Lifestyle Properties will take place afterward, as quickly and efficiently as possible. Assuming a timely SEC review and stockholders’ approval of the sale, which is subject to customary closing conditions, we anticipate the closing could take place early in the second quarter of 2017.

6.	What is the “collar” mechanism?

The amount of stock to be received by stockholders is governed by a two-way “collar” mechanism covering a prescribed trading range in which the value of EPR shares to be received by stockholders will be fixed within a certain range during the time between signing of the definitive agreement and ultimate closing date of the transaction.

This means that the actual number of shares, within the range of the collar, will be calculated based on EPR’s volume weighted average price over the ten trading days ending on the second trading day prior to close (the Average EPR Share Price). The ultimate number of EPR shares will depend on the Average EPR Share Price between the time the agreement is signed and when the transaction closes. The stock consideration is subject to a two-way collar between Average EPR Share Prices of $68.25 and $82.63. Within this range, we expect no economic impact to stockholders.

7.	Can I sell my EPR shares?

Yes. Once distributed, all EPR shares received by our stockholders will be non-restricted common stock and will be freely tradeable immediately upon your receipt through a brokerage account.

8.	Why is the liquidating per share amount less than the estimated net asset value as of Dec. 31, 2015?

The difference in expected liquidating distributions and the estimated net asset value is driven by market-based values that materialized through our extended sales process and negotiations, a challenging 2015/16 ski season, particularly at our Eastern U.S. resorts, and very recent and unforeseen capital investment requirements at certain properties.

Our management team and board of directors have worked tirelessly on behalf of our stockholders to drive performance at the asset level, while actively exploring the best liquidity opportunities available. We have taken our obligation to explore all liquidity options very seriously and determine the best alternative for our stockholders. In this current environment, we firmly believe this sale and these distributions represent the most favorable outcome for stockholders.

9.	Will I have a tax consequence as a result of the proposed transactions?

The special distribution will be reflected in your Form 1099 for the year ending Dec. 31, 2016. The tax determination of the special distribution is expected to be based on the company’s taxable results for the year ending Dec. 31, 2016.

The final liquidating distributions will be reflected in your 2017 Form 1099. The tax consequences to you will be based on your tax cost basis in your investment.

10.	What will happen if the sale is not approved?

If the sale is not approved by stockholders, the liquidation and dissolution of CNL Lifestyle Properties cannot occur. We will not make liquidating distributions to stockholders and we will continue to operate CNL Lifestyle Properties and thoughtfully pursue alternative strategic options.

11.	What do I need to do?

As a stockholder, your vote will be required for all these transactions to take place. You will need to review the proxy statement and vote your shares once you receive your proxy statement. Voting your shares early will help us reduce the expenses related to the proxy solicitation and special stockholders meeting.

For additional information, please read our Current Report on Form 8-K, filed with the SEC on Nov. 2, 2016.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the Company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s stock and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Stockholders and financial advisors should not place undue reliance on forward-looking statements.

Additional Information about the Proposed Transactions and Where to Find It

The Company plans to file with the SEC a preliminary proxy statement for the proposed transactions, which will be a part of a registration statement on Form S-4 filed by EPR in connection with the proposed transactions and include EPR’s preliminary prospectus. A definitive proxy statement will be mailed to the Company’s stockholders. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, EPR, THE PROPOSED SALE OF THE PROPERTIES, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY MATERIALS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov, at the Company’s website at http://www.cnllifestylereit.com/ under the tab “Investor Relations” and then “SEC Filings” and on EPR’s website at http://www.eprkc.com under the tab “Investor Center” and then “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and EPR and its trustees and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions. Information regarding the special interests of these directors, trustees and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 28, 2016. Additional information regarding EPR’s trustees and executive officers is also included in EPR’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016, and in Form 4s of EPR’s trustees and executive officers filed with the SEC. The filed documents are available free of charge at the SEC’s website at sec.gov and from the Company and EPR by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus.